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                                                                     Exhibit 5.5

                           Nicholas-Applegate Mutual Funds
                                  600 West Broadway
                             San Diego, California 92101

                                    July 24, 1998

Nicholas-Applegate Capital Management
600 West Broadway
San Diego, California 92101

Ladies and Gentlemen:

          This will confirm our agreement that the Investment Advisory Agreement between us dated September 7, 1997 is hereby amended by adding thereto the Nicholas-Applegate Global Technology Fund as a Fund thereunder. The full list of Funds covered by the Agreement and the annual advisory fee with respect to each such Fund shall be as set forth on Exhibit A.

          In all other respects, the Investment Advisory Agreement will remain in full force and effect. Please sign this letter below to confirm your agreement with this amendment.

                              Very truly yours,

                              ____________________
                              E. Blake Moore, Jr.
                              Secretary


AGREED:
Nicholas-Applegate Capital Managmenet
By:  Nicholas-Applegate Capital Management
     Holdings, L.P., its General Partner
By:  Nicholas-Applegate Capital Management
     Holdings, Inc., its General Partner


By:  _____________________


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     E. Blake Moore, Jr.
     Secretary
                                      EXHIBIT A


NICHOLAS-APPLEGATE MID CAP GROWTH FUND (formerly Nicholas-Applegate Core Growth
Fund): 0.75% of the first $500 million of the Fund's average net assets, 0.675% of the next $500 million of net assets, and 0.65% of net assets in excess of $1 billion.

NICHOLAS-APPLEGATE LARGE CAP GROWTH FUND: 0.75% of the first $500 million of the Fund's average net assets, 0.675% of the next $500 million of net assets, and 0.65% of net assets in excess of $1 billion.

NICHOLAS-APPLEGATE MINI CAP GROWTH FUND: 1.25% of the Fund's average net assets.

NICHOLAS-APPLEGATE SMALL CAP GROWTH FUND (formerly Nicholas-Applegate Emerging Growth Fund): 1.00% of the Fund's average net assets.

NICHOLAS-APPLEGATE CONVERTIBLE FUND (formerly Nicholas-Applegate Income & Growth
Fund): 0.75% of the first $500 million of the Fund's average net assets, 0.675% of the next $500 million of net assets, and 0.65% of net assets in excess of $1 billion.

NICHOLAS-APPLEGATE BALANCED GROWTH FUND: 0.75% of the first $500 million of the Fund's average net assets, 0.675% of the next $500 million of net assets, and 0.65% of net assets in excess of $1 billion.

NICHOLAS-APPLEGATE WORLDWIDE GROWTH FUND: 1.00% of the first $500 million of the Fund's average net assets, .90% of the next $500 million of net assets, and .85% of net assets in excess of $1 billion.

NICHOLAS-APPLEGATE INTERNATIONAL GROWTH FUND: 1.00% of the first $500 million of the Fund's average net assets, 0.90% of the next $500 million of net assets, and 0.80% of net assets in excess of $1 billion.

NICHOLAS-APPLEGATE EMERGING COUNTRIES FUND: 1.25% of the Fund's average net assets.

NICHOLAS-APPLEGATE GLOBAL GROWTH & INCOME FUND: .85% of the Fund's average net assets.


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NICHOLAS-APPLEGATE INTERNATIONAL SMALL CAP GROWTH FUND: 1.00% of the first $500 million of the Fund's average net assets, .90% of the next $500 million of net assets, and .85% of net assets in excess of $1 billion.

NICHOLAS-APPLEGATE MONEY MARKET FUND: .25% of the first $500 million of the Fund's average net assets, and .2275% of net assets in excess of $500 million.

NICHOLAS-APPLEGATE VALUE FUND: 0.75% of the first $500 million of the Fund's average net assets, 0.675% of the next $500 million of net assets, and 0.65% of net assets in excess of $1 billion.

NICHOLAS-APPLEGATE HIGH YIELD BOND FUND: 0.60% of the Fund's average net assets.

NICHOLAS-APPLEGATE STRATEGIC INCOME FUND: 0.60% of the Fund's average net assets.

NICHOLAS-APPLEGATE SHORT-INTERMEDIATE FIXED INCOME FUND: 0.30% of the first $250 million of the Fund's average net assets and 0.25% of the net assets in excess of $250 million.

NICHOLAS-APPLEGATE HIGH QUALITY BOND FUND (formerly Nicholas-Applegate Fully Discretionary Fixed Income Fund): 0.45% of the first $500 million of the Fund's average net assets, 0.40% of the next $250 million of net assets, and 0.35% of net assets in excess of $750 million.

NICHOLAS-APPLEGATE GLOBAL BLUE CHIP FUND: 0.80% of the Fund's average net assets.

NICHOLAS-APPLEGATE EMERGING MARKETS BOND FUND: 0.70% of the Fund's average net assets.

NICHOLAS-APPLEGATE PACIFIC RIM FUND: 1.00% of the Fund's average net assets.

NICHOLAS-APPLEGATE GREATER CHINA FUND: 1.00% of the Fund's average net assets.

NICHOLAS-APPLEGATE LATIN AMERICA FUND: 1.25% of the Fund's average net assets.

NICHOLAS-APPLEGATE GLOBAL TECHNOLOGY FUND: 1.00% of the Fund's average net assets.



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